EXHIBIT 10.3

       POST CLOSING ADDENDUM TO STOCK PURCHASE AND SALE AGREEMENT

     THIS POST CLOSING ADDENDUM TO STOCK PURCHASE AND SALE AGREEMENT ("Agreement") is executed on May 9, 2005 but is effective as of April 18, 2005 and between COMPOUND MANAGEMENT, LLC ("Management") and COMPOUND NATURAL FOODS, INC., a Nevada corporation (the "Company").

                                   RECITALS:

     WHEREAS, on or near June 9, 2004 Management executed an agreement with Pure Nature, LLC wherein Management purchased a 51% interest in Pure Nature;

     WHEREAS, it was intended between the parties that Management would transfer its interest in Pure Nature to Foods, a public entity, and that thereafter the remaining 49% would be transferred to Foods, making Pure Nature a wholly owned subsidiary of Foods; and

     WHEREAS, the administrative task of transferring Management's ownership interest in Pure Nature to Foods was not previously accomplished or documented;

     WHEREAS, the control block shareholders of Foods are the same control block members of Management;

     WHEREAS, the control block shareholders of Foods have sold their interest in Foods, in a transaction which has closed, and in a transaction where it was the intent of all parties that Foods had been the 51 % owner of Pure Nature, LLC; and

     WHEREAS, post closing it was determined that the administrative task of documenting the transfer of 51 % from Management to Foods had not been completed;

     ACCORDINGLY, Compound Management, LLC hereby acknowledges that Compound Natural Foods, LLC is the beneficial owner of any interest in Pure Nature, LLC to which Compound Management, LLC may have had. In addition, Compound Management, LLC hereby acknowledges that it has no right, title or interest in Pure Nature, LLC. Compound Management, LLC directs Pure Nature to take the appropriate steps to adjust its books and records to reflect ownership by Compound Natural Foods, Inc in the place of Compound Management, LLC.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above.

                                    COMPOUND MANAGEMENT, LLC


                                    /s/ Gerald Newman
                                    Gerald Newman, Managing Member

                                    COMPOUND NATURAL FOODS, INC


                                    By:____________________________________
                                       Joey Canyon, President